AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of May 16, 2012, as amended  (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the PPTY – U.S. Diversified Real Estate ETF and to update the fee schedule; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

            Amended Exhibit E is hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Joseph Neuberger
Name: Michael D. Barolsky	Name: Joseph Neuberger
Title: Vice President and Secretary	Title: Executive Vice President
Date: March 9, 2018	Date: March 9, 2018

Vident	1

Amended Exhibit E to the
ETF Series Solutions Custody Agreement

Name of Series
Vident International Equity Fund
Vident Core U.S. Equity Fund
Vident Core U.S. Bond Strategy ETF
PPTY – U.S. Diversified Real Estate ETF

Base fee for USBFS Fund Accounting, Fund Administration, Chief Compliance Officer, Transfer Agent/Shareholder & Account Services, Custody and Distribution at January 2018*

Based on average net assets (i.e. “AUM”) of the ETF, the greater of…

[  ] basis points on the first $[  ] million
[  ] basis points on the balance

Or,

$[  ] (Year 1 [  ]% discount minimum fee of $[  ])
$[  ] (Year 2 [  ]% discounted minimum fee of $[  ])

Domestic Custody Services

Portfolio Transaction Fees
▪	$[ ]– Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$[ ]- Short Sales
▪	$[ ]– US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
                     depository transaction
▪	$[ ]– Option/ SWAPS/future contract written, exercised or expired
▪	$[ ]– Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[ ]– Physical transaction
▪	$[ ]– Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[ ]– Segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus [ ].

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Vident	2

Amended Exhibit E (continued) to the
ETF Series Solutions Custody Agreement

Global Custody Services

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Lebanon	All	____	$____
Australia	All	____	$____	Lithuania	All	____	$____
Austria	All	____	$____	Luxembourg	All	____	$____
Bahrain	All	____	$____	Malaysia	All	____	$____
Bangladesh	All	____	$____	Mali	All	____	$____
Belgium	All	____	$____	Malta	All	____	$____
Benin	All	____	$____	Mauritius	All	____	$____
Bermuda	All	____	$____	Mexico	All	____	$____
Botswana	All	____	$____	Morocco	All	____	$____
Brazil	All	____	$____	Namibia	All	____	$____
Bulgaria	All	____	$____	Netherlands	All	____	$____
Burkina Faso	All	____	$____	New Zealand	All	____	$____
Canada	All	____	$____	Niger	All	____	$____
Cayman Islands*	All	____	$____	Nigeria	All	____	$____
Channel Islands*	All	____	$____	Norway	All	____	$____
Chile	All	____	$____	Oman	All	____	$____
China	All	____	$____	Pakistan	All	____	$____
Columbia	All	____	$____	Peru	All	____	$____
Costa Rica	All	____	$____	Phillipines	All	____	$____
Croatia	All	____	$____	Poland	All	____	$____
Cyprus	All	____	$____	Portugal	All	____	$____
Czech Republic	All	____	$____	Qatar	All	____	$____
Denmark	All	____	$____	Romania	All	____	$____
Ecuador	All	____	$____	Russia	Equities	____	$____
Egypt	All	____	$____	Senegal	All	____	$____
Estonia	All	____	$____	Singapore	All	____	$____
Euromarkets**	All	____	$____	Slovak Republic	All	____	$____
Finland	All	____	$____	Slovenia	All	____	$____
France	All	____	$____	South Africa	All	____	$____
Germany	All	____	$____	South Korea	All	____	$____
Ghana	All	____	$____	Spain	All	____	$____
Greece	All	____	$____	Sri Lanka	All	____	$____
Guinea Bissau	All	____	$____	Swaziland	All	____	$____
Hong Kong	All	____	$____	Sweden	All	____	$____
Hungary	All	____	$____	Switzerland	All	____	$____
Iceland	All	____	$____	Taiwan	All	____	$____
India	All	____	$____	Thailand	All	____	$____
Indonesia	All	____	$____	Togo	All	____	$____
Ireland	All	____	$____	Tunisia	All	____	$____
Israel	All	____	$____	Turkey	All	____	$____
Italy	All	____	$____	UAE	All	____	$____
Ivory Coast	All	____	$____	United Kingdom	All	____	$____
Japan	All	____	$____	Ukraine	All	____	$____
Jordan	All	____	$____	Uruguay	All	____	$____
Kazakhstan	All	____	$____	Venezuela	All	____	$____
Kenya	All	____	$____	Vietnam	All	____	$____
Kuwait	All	____	$____	Zambia	All	____	$____
Latvia	Equities	____	$____	Zimbabwe	All	________	$____

NOTE: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy
Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Vident	3

Amended Exhibit E (continued) to the
ETF Series Solutions Custody Agreement
Tax Reclamation Services
Miscellaneous Expenses
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the domestic and global fee schedule updates on this Amended Exhibit E.

Exchange Traded Concepts, LLC

By: /s/ J. Garrett Stevens

Printed Name: J. Garrett Stevens

Title: CEO	Date: 3-12-18

Vident	4